UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015 (March 26, 2015)

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

632 Broadway, Suite 201, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 651-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	On March 26, 2015, the Board of Directors of Twinlab Consolidation Corporation (“TCC”), a Delaware corporation and a wholly-owned subsidiary of Twinlab Consolidated Holdings, Inc. (the “Company”), appointed Mark Walsh (the “Executive”) as the Executive Vice President, Chief Operating Officer of TCC. The Executive will report to the Company’s Chief Executive Officer.

TCC and the Executive entered into an Employment Agreement, dated as of March 15, 2015 (the “Agreement”). The Agreement, effective as of March 31, 2015, provides that the Executive’s employment is at-will and is subject to termination by TCC or the Executive at any time for any reason or no reason, with or without Cause (as defined in the Agreement), provided, however, that if TCC terminates the Executive’s employment without Cause or if the Executive terminates his employment for Good Reason (as defined in the Agreement), the Executive will be eligible for Severance Pay (as defined in the Agreement).

The Executive will receive a base salary of $400,000.00 per year and will be eligible to participate in any performance-based bonus program provided by TCC to its similarly situated key executives. The amount of the bonus will not exceed 100% of the Executive’s base salary for the year in question with a target annual bonus of 50% of the Executive’s base salary for the year in question. The Executive will also participate in a performance-based operating efficiency improvement program during his initial twenty-four month period of employment, with a target annual bonus under such program of $25,000. The Executive was awarded a grant of 2,000,000 Restricted Stock Units (“RSUs”) under the Company’s 2013 Stock Incentive Plan (the “RSU Grant”). The RSU Grant vests in 25% tranches commencing on January 1, 2016 and on each anniversary thereafter. The Executive will also be eligible to participate in TCC’s other equity incentive or similar plan(s) as and when implemented and maintained by TCC or the Company.

The Executive has agreed to certain confidentiality, non-compete and non-solicitation obligations during the term of the Executive’s employment with TCC and for twelve months immediately thereafter.

The Executive, age 49, was Chief Operating Officer of Pharmavite LLC (“Pharmavite”) from January 2010 through December 2014. Prior thereto, he served in various positions at Pharmavite commencing January 2006. He served in various positions with Mars Inc. from August 1990 to January 2006. Mr. Walsh holds a B.S. in Industrial Technology from Eastern Illinois University.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such document, which document is an exhibit to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.51	Employment Agreement, dated as of March 15, 2015, between Twinlab Consolidation Corporation and Mark Walsh.
Exhibit 99.1	Press Release of Twinlab Consolidation Corporation, dated March 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2015	TWINLAB CONSOLIDATED HOLDINGS, INC.

	By:	/s/ Thomas A. Tolworthy
Thomas A. Tolworthy
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.51	Employment Agreement, dated as of March 15, 2015, between Twinlab Consolidation Corporation and Mark Walsh.
Exhibit 99.1	Press Release of Twinlab Consolidation Corporation, dated March 26, 2015.

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